Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

[●]

Amended and Restated as of [●]

ARTICLE I

Offices

SECTION 1.01. Registered Office. The registered office of [●] (the “Corporation”) in the State of Delaware shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The resident agent in charge thereof shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 2.01. Annual Meetings. The annual meeting of the stockholders of the Corporation (the “Stockholders”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board.

SECTION 2.02. Special Meetings. Except as otherwise required by law or by the certificate of incorporation of the Corporation (the “Certificate”) and subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of the Stockholders may be called at any time only by the Board, the Chair of the Board (the “Chair”), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or (in the absence of the Chief Executive Officer) the president of the Corporation.

SECTION 2.03. Time and Place of Meetings. The meetings of the Stockholders shall be held at such time as shall from time to time be fixed by the Board and at such place, either within or without the State of Delaware, as shall be fixed, or authorized to be fixed, by the Board. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto).

SECTION 2.04. Notice of Meetings. Except as otherwise required by law or by the Certificate, notice of each meeting of the Stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the

Stockholder at such Stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of special meetings, the purpose or purposes for which such special meeting is called. Notice of adjournment of a meeting of the Stockholders need not be given if the place, if any, date and hour to which it is adjourned, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, (i) are announced at such meeting, (ii) are displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) are set forth in the notice of meeting given in accordance with these Bylaws, in each case unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after adjournment a new record date is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with the DGCL and notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

SECTION 2.05. Quorum, Adjournment and Postponement. (a) Except as otherwise required by law, the Certificate or these bylaws of the Corporation (these “Bylaws”), or to the extent that the presence of a larger number of Stockholders may be required by the rules of any stock exchange upon which the Corporation’s shares of capital stock are listed, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders; provided, however, that, except as required by law, the Certificate or these Bylaws, or the rules of any stock exchange upon which the Corporation’s shares of capital stock are listed, if specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such specified business. To the fullest extent permitted by law, the Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

(b) The chair of the meeting or the Stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote represented at a meeting of the Stockholders, may adjourn the meeting from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chair of the meeting or the Stockholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such class or series so represented, may adjourn the meeting with respect to such specified business). At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

(c) Any previously scheduled meeting of the Stockholders may be postponed, and any previously scheduled special meeting of the Stockholders may be canceled, by the Board prior to the time previously scheduled for such meeting of Stockholders to the fullest extent permitted by law.

SECTION 2.06. Proxies. At all meetings of the Stockholders, a Stockholder may vote by proxy as may be permitted by law; provided, however, that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of the Stockholders must be delivered to the Secretary of the Corporation (the “Secretary”) or his or her representative at the principal executive offices of the Corporation at or before the time of the meeting. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the Stockholder granting such authorization. Any Stockholder directly or indirectly soliciting proxies from other Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. In the event that the Corporation receives one or more proxy votes for disqualified or withdrawn nominees for the Board, such votes for such disqualified or withdrawn nominees will be treated as abstentions.

SECTION 2.07. Notice of Stockholder Business and Nominations. (a) Annual Meetings of the Stockholders. (i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of the Stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of this Article II, (B) by or at the direction of the Board or (C) by any Stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable), who complies with the notice procedures applicable to such Stockholder set forth in this Section 2.07 and who is a Stockholder of record (I) at the time such notice is delivered to the Secretary, (II) on the record date for the determination of Stockholders entitled to notice of the annual meeting, (III) on the record date for the determination of Stockholders entitled to vote at the annual meeting, and (IV) at the time of the annual meeting. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a Stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials (including any proxy card or written ballot) pursuant to Rule 14a-8 under the Exchange Act (as defined below)) at an annual meeting of Stockholders.

(ii) For director nominations or other business to be properly brought before an annual meeting of the Stockholders by a Stockholder pursuant to Section 2.07(a)(i)(C), the Stockholder must give timely notice thereof in proper written form to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action and the Covered Person (as defined herein) must have acted in accordance with the representations in the Solicitation Statement (as defined herein) required by these Bylaws. To be timely, a Stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting as specified in the Corporation’s first notice of such annual meeting (without regard to any adjournment, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that, subject to the following sentence, in the event that the date of the annual meeting specified in the Corporation’s proxy statement for the current year is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by the Stockholder to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, postponement or other delay of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described in this Section 2.07. In order to be in proper written form, such Stockholder’s notice must include the following information and documents, as applicable:

(A) the name and address of the Stockholder giving the notice, as they appear on the Corporation’s books, and of the Beneficial Owner (as defined below) of capital stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made;

(B) representations that, as of the date of delivery of such notice, such Stockholder is a holder of record of capital stock of the Corporation and is entitled to vote at such meeting and will appear in person or by proxy at such meeting to propose and vote for such nomination and/or any such other business;

(C) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”), (1) such Stockholder Nominee’s name, age, business address,

residence address and principal occupation or employment, (2) the class, series and number of shares of the Corporation that are held of record or Beneficially Owned (as defined below) by such Stockholder Nominee (specifying the type of ownership), including any rights to acquire Beneficial Ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition, together with documentary evidence of such record ownership or Beneficial Ownership, including the date such securities were acquired, and a description of any pledge by the Stockholder Nominee with respect to such securities, (3) a description of any Derivative Interest (as defined below), (4) such Stockholder Nominee’s written consent (I) to being named as a nominee of such nominating Stockholder, (II) to being named in any proxy statement for the applicable meeting as a nominee and (III) to serving as a director of the Corporation, if elected, (5) a description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such Stockholder Nominee has, or has had within the past three years, with any Person (as defined below), other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (any such agreement or understanding, a “Third Party Compensatory Agreement”), (6) a description of any other material relationships between such Stockholder Nominee, such Stockholder Nominee’s Affiliates or Associates (each as defined under Regulation 12B under the Exchange Act or any successor provision thereto) or others acting in concert with them, on the one hand, and such Stockholder, the Beneficial Owner, if any, on whose behalf the nomination is made, any of their respective Affiliates or Associates or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to item 404 under Regulation S-K if such Stockholder, Beneficial Owner, Affiliate, Associate or other person were the “registrant” for purposes of such rule and such Stockholder Nominee were a director or executive officer of such registrant, (7) a written representation and undertaking from such Stockholder Nominee in the form required by the Corporation (which form the Stockholder shall request in writing from the Secretary and which the Secretary shall provide to such Stockholder within 10 days after receiving such request) that (I) unless previously disclosed to the Corporation, such Stockholder Nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any Person as to how such Stockholder Nominee, if elected as a director, will vote on any issue, (II) unless previously disclosed to the Corporation, such Stockholder Nominee is not, and will not become, a party to any Third-Party Compensatory Agreement, (III) if elected as a director, such Stockholder Nominee would be in compliance, and will continue to comply, with applicable law, the rules of any securities exchanges on which the Corporation’s securities are listed, the Certificate, these Bylaws, the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such Stockholder Nominee’s term in office as a director (which will be provided to such Stockholder Nominee within five business days after the Secretary receives any written request therefor from such Stockholder Nominee), (IV) such Stockholder Nominee, if elected, intends to serve a full term on the Board, (V) such Stockholder Nominee will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, and (VI) such Stockholder Nominee will tender his or her resignation as a director of the Corporation if the Board determines that such Stockholder Nominee failed to comply with the provisions of this Section 2.07(a)(ii)(C) in any material respect, provides such Stockholder Nominee notice of any such determination, and, if such non-compliance may be cured, such Stockholder Nominee fails to cure such non-compliance within 10 business days of such notice to such Stockholder Nominee; (8) all information relating to such Stockholder Nominee that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”), (9) any additional information required under Section 2.07(a)(ii)(E) with respect to Covered Persons (as defined in Section 2.07(a)(ii)(E)), and (10) such other information as may be reasonably requested by the Corporation, including a completed questionnaire duly executed by such Stockholder Nominee, as required under Section 3.02;

(D) as to any other business that the Stockholder proposes to bring before the meeting, (1) a reasonably brief description of such business, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any material interest in such business of such Stockholder giving the notice and the Beneficial Owner, if any, on whose behalf the proposal is made, and their respective Affiliates or Associates or others acting in concert with them, (5) all agreements, arrangements and understandings between such Stockholder giving the notice, the Beneficial Owner, if any, on whose behalf the proposal is made, their respective Affiliates or Associates or others acting in concert with them, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such Stockholder, (6) all information relating to such proposed business that would be required to be disclosed in connection with solicitations of proxies in support of such proposed business or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (7) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for Stockholder action; and

(E) in all cases (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the Stockholder, any Beneficial Owner, any Stockholder Nominee or any of their respective Affiliates or Associates (each of the foregoing, a “Stockholder Group Member”) and each other Person with whom any Stockholder Group Member either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description of each such agreement, arrangement or understanding (whether written or oral), (2) a list of the class, series and number of shares of capital stock of the Corporation that are held of record or Beneficially Owned (as defined below) by each Covered Person (specifying the type of ownership), including any rights to acquire Beneficial Ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition, together with documentary evidence of such record or Beneficial Ownership, including the date such securities were acquired, and description of any pledge by a Covered Person with respect to such securities, (3) a list of (I) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, held of record or Beneficially Owned by any Covered Person and (II) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (3) being a “Derivative Interest”), (4) a description of each agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Covered Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Covered Person with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation (any such interest described in this clause (4) being a “Short Interest”), (5) a description of any significant equity interests or any Derivative Interests, Short Interests or Other Interests (as defined below) in any principal competitor of the Corporation that are held by a Covered Person, (6) a description of any direct or indirect interest of a Covered Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (7) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any capital stock of the Corporation, Stockholder Nominee or other proposal (“Voting Arrangements”), (8) details of all other material interests of each Covered Person in such nomination or proposal or capital stock of the Corporation (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such capital stock or Derivative Interests, including, without limitation, any such interest held by members of the immediate family of such Covered Person sharing the same household) (collectively, “Other Interests”), (9) a description of all economic terms of all such Derivative Interests and Short Interests (including, in each case, the full notional amount of any securities that, directly or indirectly, underlie any such agreements or arrangements), Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Short Interest, Voting Arrangement and Other Interest, (10) a list of all transactions by each Covered Person involving any shares of capital stock of the Corporation or any Derivative Interests, Short Interests, Voting Arrangements or Other Interests within six months prior to the date of the notice, (11) a description of any material relationship between a Covered Person, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand, (12) a description of any material pending or threatened legal proceeding in which a Covered Person is a party or material participant involving the Corporation or any of its officers, directors or affiliates, (13) (I) in the case of a proposed nomination of one or more directors for election or re-election to the Board, a representation that the Stockholder will (w) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (x) include a statement to that effect in its proxy statement or form of proxy, (y) otherwise comply with Rule 14a-19 under the Exchange Act and (z) provide the Secretary of the Corporation not less than 5 days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such Stockholder and/or Beneficial Owner has complied with such representations and (II) in the case of a proposal not involving any such nomination, a representation as to whether any Covered Person will (or is part of a group that will) deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all of the outstanding shares of capital stock of the Corporation required to approve such proposal or otherwise to solicit or participate in the solicitation of proxies from Stockholders in support of such proposal (such representation pursuant to clause (I) or (II), a “Solicitation Statement”), and (14) any other information relating to such Covered Persons that, in each case, would be required to be disclosed (I) in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the Exchange Act and (II) in a Scheduled 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment filed pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Covered Persons, or such Covered Persons’ Associates, with respect to the Corporation (regardless of whether such Person is actually required to file a Schedule 13D).

(b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the Stockholders as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 or (ii) by or at the direction of the Board. At a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made (A) by or at the direction of the Board or (B) by any Stockholder of the Corporation who is entitled to vote at the meeting on the election of directors, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record (I) at the time such notice is delivered to the Secretary, (II) on the record date for the determination of Stockholders entitled to notice of the special meeting, (III) on the record date for the determination of Stockholders entitled to vote at the special meeting, and (IV) at the time of the special meeting. In the event the Corporation calls a special meeting of the Stockholders for the purpose of electing directors to the Board, any Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing all of the information, documents and representations required under Section 2.07(a)(ii) (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.07(b)), shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event will any adjournment, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c) General. (i) Only persons who are nominated in accordance with the procedures and other requirements set forth in Section 2.07(a) or 2.07(b), as applicable, shall be eligible to be nominated and elected as directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. In no event may a Stockholder provide notice with respect to a greater number of Stockholder Nominees than there are director seats subject to election by Stockholders at the annual meeting or special meeting, as applicable. Notwithstanding the second sentence of Section 2.07(a)(ii) and the second sentence of Section 2.07(b), if the Corporation shall increase the number of directors subject to election at a meeting after the time period for which notice of nominations would otherwise be due under Section 2.07(a)(ii) or 2.07(b), as applicable, and there is no Public Announcement by the Corporation naming the Corporation’s nominees for such additional directorships or specifying the size of the increased Board prior to the end of such time period for delivery of nomination notices, a Stockholder’s notice of any nominations with respect to any additional nominees shall be considered timely (but only with respect to nominees for any new positions created by such increase) if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of Section 2.07(a) or 2.07(b), as applicable.

(ii) In addition to the requirements of Sections 2.07(a) and 2.07(b), to be timely, a Stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must be further updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the Stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, postponement or other delay thereof; and (B) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information must (1) be received by the Secretary at the principal executive offices of the Corporation (I) in the case of a request for additional information, promptly following a request therefor, but not later than such reasonable time as is specified in any such request from the Corporation or (II) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update or supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, postponement or other delay thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, postponement or other delay thereof), (2) be made only to the extent that information has changed since such Stockholder’s prior submission, and (3) clearly identify the information that has changed since such Stockholder’s prior submission.

(iii) In addition, any Stockholder who has provided notice pursuant to Rule 14a-19 (or an equivalent thereof pertaining to annual or special meetings, as applicable) under the Exchange Act shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19 (or an equivalent thereof pertaining to annual or special meetings, as applicable) under the Exchange Act have been satisfied. If the Stockholder fails to comply with the requirements of Rule 14a-19 (including because the Stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the Stockholder Nominees proposed by such Stockholder shall be ineligible for election at the meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum.

(iv) The failure to timely provide the necessary updates, supplements or additional information or evidence described in this Section 2.07(c) shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting or special meeting, as applicable; provided, however, that the Board shall have the authority to waive any such non-compliance. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Stockholder or be deemed to extend any applicable deadlines pursuant to these Bylaws, and shall not enable or be deemed to permit a Stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the Stockholder submitting a notice pursuant to this Section 2.07 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a Beneficial Owner.

(v) If any information submitted pursuant to Section 2.07(a) or 2.07(b) by a Stockholder shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to Section 2.07(a) or 2.07(b), within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Stockholder. Upon written request of the Secretary, on behalf of the Board (or a duly authorized committee thereof), any such Stockholder shall provide, within seven business days after delivery of such request (or such other period as many be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to Section 2.07(a) or 2.07(b) and (ii) a written affirmation of any information (including written confirmation by such Stockholder that such Stockholder continues to intend to bring such nomination or other business before the meeting) submitted pursuant to Section 2.07(a) or 2.07(b) as of an earlier date. If a Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with Section 2.07(a) or 2.07(b), as applicable.

(vi) The Board may adopt by resolution such rules and regulations for the conduct of meetings of the Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board or these Bylaws, the chair of the meeting shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts (including, without limitation, to adjourn the meetings) as, in the judgment of the chair of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized proxies and such other persons as the Board or the chair of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (E) limitations on the time allotted to questions or comments by participants. Except as otherwise required by law, the Certificate or these Bylaws, the Board or the chair of the meeting shall, if the facts warrant, determine and declare to the meeting that any business (including a nomination for election as a director) was not properly brought before the meeting (including whether such business proposed to be brought before the meeting was made in accordance with the procedures and other requirements set forth in these Bylaws (including this Section 2.07)) and if the Board or the chair of the meeting should so determine, shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.07, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present and vote for a nomination and any such other proposed business previously put forward by or on behalf of such Stockholder or, immediately prior to the commencement of such meeting, such Stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Stockholder and each Covered Person, if any, is then in compliance with this Section 2.07, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation. For the purpose of this Section 2.07, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vii) For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or Stockholders in general of such information (including any quarterly income statement).

A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any capital stock of the Corporation (i) that such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provisions thereto, or (ii) that is the subject of, or the reference security for or that underlies, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto), with the number of shares of capital stock of the Corporation deemed Beneficially Owned being the notional or other number of shares of capital stock of the Corporation specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of capital stock of the Corporation is specified in such documentation, as determined by the Board in good faith to be the number of shares of capital stock of the Corporation to which the Derivative Interest relates. The determination as to whether a Person has Beneficial Ownership of a security within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act as described in the previous sentence shall be made without regard to whether or not such Person has the right to acquire beneficial ownership of such security within sixty days of the date of such determination. When two or more Persons act as a partnership, limited partnership, syndicate or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding or disposing of securities of the Corporation or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a Stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 2.07. In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement or device with the purpose or effect of divesting such Person of Beneficial Ownership of any capital stock of the Corporation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 2.07 shall be deemed for the purposes of these Bylaws to be the Beneficial Owner of such capital stock of the Corporation.

(viii) Notwithstanding the foregoing provisions of this Section 2.07, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.07; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including Sections 2.07(a) and 2.07(b)), and compliance with Sections 2.07(a) and 2.07(b) shall be the exclusive means for a Stockholder to make nominations or submit other business (other than matters properly brought under and in compliance with Rule 14a-8 of the Exchange Act as amended from time to time). Nothing in these Bylaws shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 2.08. Voting. (a) Except as otherwise required by the Certificate (including any Certificate of Designation relating to any series of Preferred Stock), by law, or by the rules of any stock exchange upon which the Corporation’s shares of capital stock are listed, all matters other than the election of directors submitted to Stockholders at any meeting other than the election of directors in a Contested Election (as defined in Section 3.02(b) below), shall be decided by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and voting thereon (excluding abstentions), and where a separate vote by class or series is required, a majority of the voting power of the shares of that class or series present in person or represented by proxy at the meeting and voting thereon (excluding abstentions).

(b) The vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

SECTION 2.09. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth day before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the Stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation.

SECTION 2.10. Inspectors of Elections; Opening and Closing the Polls. (a) To the extent required by law, the Board shall, in advance of any meeting of the Stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

(b) The chair of the meeting shall fix and announce at the meeting the date and hour of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.

ARTICLE III

Board of Directors

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 3.02. Number, Qualification and Election. (a) Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the Board. However, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors of the Corporation need not be Stockholders.

(b) A nominee for director, other than any who may be elected by the holders of any series of Preferred Stock pursuant to the provisions set forth in the Certificate (including any Certificate of Designation relating to such series of Preferred Stock), shall be elected to the Board if the votes cast in favor of such nominee’s election exceed the votes cast against, or withheld with respect to, such nominee; provided, however, that, if the Secretary of the Corporation receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for Stockholder nominees for director set forth in these Bylaws and such nomination has not been withdrawn by such Stockholder at least 10 days before the Corporation first mails its notice of meeting for such meeting to the Stockholders (a “Contested Election”), directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of Stockholders held to elect directors and entitled to vote on such election of directors.

(c) Each director of the Corporation and nominee for election as a director of the Corporation must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or the Board’s Nominating and Governance Committee).

SECTION 3.03. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by (i) the Board or (ii) any Stockholder entitled to vote on the election of directors in accordance with Article II.

SECTION 3.04. Quorum and Manner of Acting. Except as otherwise required by law, the Certificate or these Bylaws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board, and (ii) the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chair of the meeting may adjourn the meeting to another time and place whether or not a quorum is present. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies on the Board.

SECTION 3.05. Place of Meetings. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.06. Special Meetings. Special meetings of the Board shall be held whenever called by the Chair, the Chief Executive Officer or a majority of the directors then in office, and shall be held at such place, on such date and at such hour as he or she, or they, as applicable, shall fix; provided that the person(s) authorized to call a special meeting of the Board may authorize another person or persons to send notice of such meeting.

SECTION 3.07. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least three days before the day on which the meeting is to be held or shall be sent to such director by telecopy, facsimile or e-mail or be given personally or by telephone, not later than three days before the meeting is to be held. Every such notice shall state the time and place but need not state the purpose of the meeting.

SECTION 3.08. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 3.09. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. A consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL.

SECTION 3.11. Resignations. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chair, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.12. Vacancies. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise determined by the Board, only be filled by the Board, and not by the Stockholders, by the affirmative vote of a majority of the remaining directors then in office or, if there is only one remaining director in office, by such sole remaining director, even though less than a quorum of the Board. Any director elected in accordance with the process described in the immediately preceding sentence prior to the fourth annual meeting of Stockholders following the date of distribution (the “Distribution Date”) by Vista Outdoor Inc. of all of the outstanding shares of the Corporation’s common stock to the holders of Vista Outdoor Inc. common stock, pursuant to an effective registration statement filed under the Securities Exchange Act of 1934, as amended, shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and to which he or she was appointed and thereafter until such director’s successor shall have been duly elected and qualified. Any director elected in accordance with the process described in the first sentence of this Section 3.12 from and including the fourth annual meeting of Stockholders following the Distribution Date shall hold office for a term expiring at the next annual meeting of Stockholders and shall remain in office until such director’s successor shall have been duly elected and qualified.

SECTION 3.13. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such compensation, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 3.14. Establishment of Committees of the Board. The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe; provided, however, that no committee shall have the power to (i) approve, adopt or recommend to the Stockholders any action or matter (other than the election or removal of directors) expressly required by Delaware law to be submitted to Stockholders for approval or (ii) adopt, amend or repeal any bylaw of the Corporation. A majority of all the members of any such committee may determine its actions and rules and procedures, and fix the time, place and manner of its meetings, unless these Bylaws or the Board shall otherwise provide. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified members.

SECTION 3.15. Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, any or all directors of the Corporation may be removed from office only to the extent and in the manner provided in the Certificate.

ARTICLE IV

Officers

SECTION 4.01. Number; Term of Office. The officers of the Corporation shall be elected by the Board and shall consist of: a Chief Executive Officer, a Secretary and a Treasurer. In addition, the Board shall elect a Chair, and may elect a Chief Financial Officer, one or more Vice Presidents and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 4.02. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof.

SECTION 4.03. Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.04. Chair of the Board. The Board shall annually elect as Chair of the Board one of its members who meets the criteria for director independence required by the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines. The Chair shall have such powers, duties and responsibilities as are set forth in these Bylaws and as may be determined by the Board, with the assistance of the officers reporting directly to the Chair.

SECTION 4.05. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business, affairs and property of the Corporation, subject to control of the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. The Chief Executive Officer shall preside at meetings of the Stockholders and, in the absence of the Chair, at meetings of the Board.

SECTION 4.06. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall be the principal accounting officer of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.07. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected as an officer by the Board.

SECTION 4.08. Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.09. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of capital stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.10. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board, by the Treasurer or Secretary, respectively, or by the Chief Executive Officer.

SECTION 4.11. Delegation. The Board may from time to time delegate the power or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE V

Capital Stock

SECTION 5.01. Certificates for Shares. (a) The shares of capital stock of the Corporation may be represented by certificates and, if the Board so provides by resolution or resolutions, any or all classes or series of capital stock may be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such capital stock. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chair, Vice Chair or the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all signatures on such certificates may be facsimiles, including those by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 5.02. Transfer of Shares. Transfers of shares of capital stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such capital stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. To the fullest extent permitted by law, the person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 5.03. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of capital stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 5.04. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of capital stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the capital stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.05. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.

SECTION 5.06. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board so fixes a record date for a meeting, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the record date for making such determination. A determination of Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting that is the same date or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting.

SECTION 5.07. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI

Indemnification

SECTION 6.01. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 6.04 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and Delaware law as in effect at any time (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, fines and amounts paid in settlement actually incurred or paid by such person in connection with such action, suit or proceeding to the fullest extent permitted by law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 6.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 6.04 of this Article VI, the Corporation shall, to the fullest extent permitted by the DGCL and Delaware law as in effect at any time (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 6.03. Indemnification of Employees and Agents. To the extent not prohibited by the DGCL and Delaware law, the Corporation may provide rights to indemnification to any person who is or was an employee or agent of the Corporation to the extent and upon such terms and conditions, if any, as the Board deems appropriate.

SECTION 6.04. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 or 6.02 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 6.01 or 6.02 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 6.05. Good Faith Defined. For purposes of any determination under this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Article VI shall mean any other corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 6.05 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VI.

SECTION 6.06. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.04 of this Article VI, and notwithstanding the absence of any determination thereunder, any present or former director or officer or other indemnitee may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.01 or 6.02 of this Article VI, as the case may be. The basis of such indemnification by a court shall be a determination by such court that indemnification of such director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.01 or 6.02 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.04 of this Article VI nor the absence of any determination thereunder shall be a defense to such application. Notice of any application for indemnification pursuant to this Section 6.06 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such director or officer seeking indemnification under this Section 6.06 shall, to the fullest extent permitted by law, also be entitled to be paid the expenses of prosecuting such application.

SECTION 6.07. Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees and agents of another enterprise (including the heirs, executors, administrators or estate of such person) may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

SECTION 6.08. Appearance as a Witness. Notwithstanding any other provision of this Article VI, to the extent any person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of his or her service as a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise (including the heirs, executors, administrators or estate of such person), but excluding service as a witness in an action or suit commenced by such person or to which such person is named a party (unless such expenses were incurred with the approval of the Board or a committee thereof), the Corporation shall, to the fullest extent permitted by applicable law, indemnify such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith; provided that the Corporation shall have no obligation under this Article VI to compensate such person for his or her time or efforts so expended.

SECTION 6.09. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.01 or 6.02 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The Corporation’s obligation, if any, to indemnify any person that was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another enterprise (including the heirs, executors, administrators or estate of such person) shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise, as applicable.

SECTION 6.10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

SECTION 6.11. Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization, employee benefit plan or other legal entity or enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

SECTION 6.12. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, employee, partner, member or agent of another enterprise and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.13. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification under this Article VI (which shall be governed by Section 6.06), the Corporation shall not be obligated under this Article VI to indemnify any director, officer, employee or agent of the Corporation or any director, officer, employee, partner, member or agent of another enterprise in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

SECTION 6.14. Contract Rights. The obligations of the Corporation under this Article VI to indemnify a person who is or was a director or officer of the Corporation or a director, officer, employee, partner, member or agent of another enterprise, including any duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

ARTICLE VII

Miscellaneous

SECTION 7.01. Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board and if not so fixed by the Board the fiscal year shall be the year ended March 31.

SECTION 7.03. Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice other than in the case of attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

SECTION 7.04. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by (a) the affirmative vote of holders of shares of capital stock of the Corporation representing at least a simple majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors, voting together as a single class, at any meeting of the Stockholders, provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof or (b) by the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board. The provisions of this Section 7.04 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate or these Bylaws.

SECTION 7.05. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 7.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 7.06. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these Bylaws.

SECTION 7.07. Proxies in Respect of Capital Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of capital stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 7.08. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

SECTION 7.09. Subject to Law and Amended and Restated Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

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